EXHIBIT 23.2

Principal Officers:

Keith M. Braaten, P. Eng.
   President & CEO
Jodi L. Anhorn, M.Sc., P. Eng.
   Executive Vice President & COO

Officers I Vice Presidents:

Terry L. Aarsby, P. Eng.
Cara lyn P. Bennett, P. Eng.
Leonard L. Herchen , P. Eng.
Myron J. Hladyshevsky, P. Eng.
Bryan M. Joa, P. Eng.
Mark Jobin, P. Geol.
John E. Keith, P. Eng .
John H. Stilling, P. Eng.
Douglas R. Sutton, P. Eng.
James H. Willmon, P. Eng.

LETTER OF CONSENT

Re: Post-Effective Amendment No.1 to the Registration statement on Form F-3 (the "Amended Registration Statement") of Pengrowth Energy Corporation (the "Corporation")

We hereby consent to (i) all references to our name included or incorporated by reference in the Amended Registration Statement; and (ii) the inclusion or incorporation by reference of our reports and opinions evaluating the reserves of Pengrowth Energy Corporation as of December 31, 2010 in the Amended Registration Statement and information derived therefrom, which reports and opinions appear in the Annual Report on Form 40-F of Pengrowth Energy Trust as filed with the SEC on March 9, 2011.

Additionally, we consent to the reference to us under the heading "Experts" in the Registration Statement.

Your truly,

GLJ PETROLEUM CONSULTANTS LTD.

/s/ Doug R. Sutton

Doug R. Sutton, P.E.
Vice President

Dated: January 3, 2012
Calgary, Alberta CANADA